Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89486) pertaining to the Questar Corporation Employee Investment Plan of our report dated June 23, 2009, with respect to the financial statements and schedule of the Questar Corporation Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Salt Lake City, Utah

June 23, 2009

Questar Employee Investment Plan 2008 11-K

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